UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

Trilogy Metals Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 901, 510 Burrard Street
Vancouver, British Columbia
Canada, V6C 3A8

(Address of principal executive offices, including zip code)

(604) 638-8088

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	TMQ	NYSE American Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2025, Trilogy Metals Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with BMO Nesbitt Burns Inc., Cantor Fitzgerald Canada Corporation, BMO Capital Markets Corp. and Cantor Fitzgerald & Co., as agents (the “Agents”), pursuant to which the Company may, from time to time, issue and sell its common shares, without par value, with an aggregate offering price of up to $25 million (the “Shares”) through the Agents. Pursuant to the Agreement, the offering will terminate upon the earliest of (i) May 14, 2027, (ii) the issuance and sale of all of the Shares subject to the Agreement, and (iii) the termination of the Agreement as permitted therein.

The offer and sales of the Shares made pursuant to the Agreement, if any, will be made under the Company’s (i) effective “shelf” registration statement on Form S-3 (File No. 333-285072) filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 20, 2025, as amended, and declared effective by the SEC on April 14, 2025, the base prospectus contained therein, and a prospectus supplement related to the offering of the Shares dated May 27, 2025, and (ii) the Prospectus Supplement dated May 27, 2025 and base short form shelf prospectus dated April 14, 2025 filed in Canada on SEDAR+.

Under the terms of the Agreement, the Agents may sell the Shares at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended and an “at-the-market distribution” as defined in National Instrument 44-102 - Shelf Distributions.

Subject to the terms and conditions of the Agreement, the Agents will use their commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has no obligation to sell any of the Shares, and may at any time suspend sales under the Agreement or terminate the Agreement in accordance with its terms. The Company has provided the Agents with customary indemnification rights, and the Agents will be entitled to a fixed commission of up to 3.0% of the aggregate gross proceeds from the Shares sold. The Agreement contains customary representations and warranties, and the Company is required to deliver customary closing documents and certificates in connection with sales of the Shares. The Company has agreed to reimburse the Agents for the fees and disbursements of its counsel, payable upon execution of the Agreement, in an amount not to exceed $200,000 in connection with the establishment of this at-the-market offering program.

The legal opinion of Blakes, Cassels & Graydon LLP, counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 7.01	Regulation FD Disclosure

On May 27, 2025, the Company issued a press release announcing the at-the market offering. The press release is attached hereto as Exhibit 99.1.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Blakes, Cassels & Graydon LLP
10.1	Equity Distribution Agreement, dated May 27, 2025, by and among Trilogy Metals Inc., BMO Nesbitt Burns Inc., Cantor Fitzgerald Canada Corporation, BMO Capital Markets Corp. and Cantor Fitzgerald & Co.
23.1	Consent of Blakes, Cassels & Graydon LLP (included in Exhibit 5.1)
23.2	Consent of Wood Canada Limited
99.1	Press release, dated May 27, 2025 relating to the at-the-market offering
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

Exhibits 5.1, 10.1, 23.1 and 23.2 are hereby incorporated by reference as exhibits to the Company's Registration Statement on Form S-3 (File No. 333-285072), filed with the SEC on February 20, 2025, as amended, and declared effective by the SEC on April 14, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILOGY METALS INC.

Dated: May 27, 2025	By:	/s/ Elaine Sanders
Elaine Sanders, Chief Financial Officer